Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ultra Clean Holdings, Inc. of our report dated February 23, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ultra Clean Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 26, 2025.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 10, 2026